As filed with the Securities and Exchange Commission on February 10, 2004

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Pavilion Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Michigan	38-3088340
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

135 East Maumee Street
Adrian, Michigan 49221
(517) 265-5144
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Douglas L. Kapnick Chairman and Chief Executive Officer Pavilion Bancorp, Inc. 135 East Maumee Street Adrian, Michigan 49221 (517) 265-5144	With copy to: Donald L. Johnson, Esquire Varnum, Riddering, Schmidt & Howlett LLP Bridgewater Place P.O. Box 352 Grand Rapids, Michigan 49501-0352 (616) 336-6000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

                   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.
                  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   |X|
                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   |_|
                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |_|
                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee
Common stock, no par value	50,000	$51.25	$2,562,500	$324.67

(1)	Estimated in accordance with Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the average of the bid and asked price of shares of Pavilion Bancorp, Inc. Common Stock on the OTC Bulletin Board on February 6, 2004 of $51.25.

PROSPECTUS

PAVILION BANCORP, INC.

Dividend Reinvestment and Stock Purchase Plan

50,000 Shares of Common Stock

         This prospectus relates to the offer and sale of up to 50,000 shares of our no par value Common Stock (“Common Stock”) under our Dividend Reinvestment and Stock Purchase Plan (the “Plan”). The Plan provides a convenient method to purchase our Common Stock. Under the Plan, existing stockholders may purchase Common Stock by reinvesting all or a portion of the cash dividends on their Common Stock or by making optional cash payments to purchase additional Common Stock. A detailed discussion of the Plan can be found under the heading “The Plan” beginning on page 4 of this prospectus. The Administrator of the Plan is American Stock Transfer & Trust Company.

        You should read this prospectus carefully and retain it for future reference.

        Our Common Stock is quoted on the OTC Bulletin Board under the symbol “PVLN.” On February 6, 2004, the closing bid price for our Common Stock as reported by the OTC Bulletin Board was $52.50 per share.

        Our principal and executive offices are located at 135 East Maumee Street, Adrian, Michigan 49221. Our telephone number is (517) 265-5144 and our website address is www.pavilionbancorp.com.

        Neither the Securities and Exchange Commission nor any state securities commission or regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        These securities are not deposits or accounts or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

        These securities are not offered to those stockholders who are residents of a state that may require registration, qualification or exemption of the Common Stock to be issued under the Plan, or require registration or qualification of the Company or any of its officers or employees as a broker-dealer, a salesman or an agent, where the Company determines, in its sole discretion, that the number of stockholders or the number of shares held does not justify the expense that the Company may incur in the state. Consequently, these securities are not offered to persons resident in the states of California or New York.

The date of this Prospectus is February 18, 2004

TABLE OF CONTENTS

PLAN SUMMARY	1
Plan Summary	1
The Plan	1
Cost to You	1
Eligibility to Participate	1
Optional Cash Contributions	1
Account Statement	1
Termination at any Time	1
Income Tax Information	2
More Information	2
Voting of Shares	2
It's Easy to Enroll	2
More Information	2
PAVILION BANCORP, INC	3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	3
THE PLAN	4
PURPOSE AND ADVANTAGES	4
PLAN ADMINISTRATOR	4
PARTICIPATION	4
OPTIONAL CASH PAYMENTS	5
STOCK PURCHASES UNDER THE PLAN	6
COSTS TO PARTICIPANTS	7
REPORTS TO PARTICIPANTS	7
DIVIDENDS	7
STOCK CERTIFICATES	7
WITHDRAWAL FROM THE PLAN	8
OTHER INFORMATION	8
USE OF PROCEEDS	10
LEGAL MATTERS	10
EXPERTS	10
WHERE YOU CAN FIND MORE INFORMATION	10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	11
Information Not Required in Prospectus	S-1
SIGNATURES	S-4
POWER OF ATTORNEY	S-4

i

PLAN SUMMARY

         The following highlights selected aspects of the Dividend Reinvestment and Stock Purchase Plan (the "Plan") of Pavilion Bancorp, Inc. (the "Company"). For additional information about the Plan, please refer to the description of the Plan's features, terms and conditions contained in this prospectus. To understand the Plan fully, you should read this entire document carefully as well as the documents identified in the section titled “Where You Can Find More Information.”

Plan Summary

         This Plan offers you a convenient method of investing your cash dividends and supplemental voluntary contributions for the purchase of additional shares of common stock of Pavilion Bancorp, Inc. ("Pavilion"). A copy of the Plan follows this summary.

The Plan

         Your cash dividends and additional optional contributions are automatically invested in additional shares of Pavilion common stock ("Common Stock"). These shares earn additional dividends which further increase your investment in Common Stock.

Cost to You

Your cost for the purchase of shares of Common Stock with dividend payments and any voluntary additional contributions is the price of the shares of Common Stock purchased for you plus your proportionate share of any brokerage fees on each transaction. Brokerage fees are currently set at $0.10 per share purchased. Administrative costs of the Plan are paid by Pavilion. The purchase price is the Market Price (as defined in Question 13).

Eligibility to Participate

         Participation in the Plan is limited to owners of Common Stock who own a minimum of fifty (50) shares in their own names. If Common Stock is held in your name, you simply complete an enrollment form to participate. If your shares are in the name of a brokerage account or nominee, you will need to arrange for transfer of the shares to your own name. Stockholders resident in certain states, including California and New York, are not eligible.

Optional Cash Contributions

In addition to reinvestment of cash dividends, you may invest supplemental cash contributions of between $25 and $2,500 each quarter for the purchase of additional Common Stock. Funds for additional share purchases must be received by the Plan Administrator at least 5 days prior to the next dividend payment date. No interest is paid on these funds pending their investment in additional shares. Brokerage fees are currently set at $0.10 per share purchased. Administrative costs of the Plan are paid by Pavilion.

Account Statement

         A statement is sent to you from the Plan Administrator each time your dividends and any additional cash are invested. You should retain all account statements as your personal record of all Plan transactions.

Termination at any Time

Participation in the Plan is entirely voluntary and you may terminate it at any time as outlined in the Plan. When you terminate your participation, your shares held in the Plan may be distributed to you in the form of stock certificates or the shares held in your account may be sold at your request. You all receive the proceeds from the sale, less the brokerage commission, currently $0.10 per share, and any transfer tax. There is a $15.00 administrative fee to terminate participation in the Plan.

Income Tax Information

Dividends reinvested for you are taxable for federal income tax purposes just as if you received them in cash. If you are subject to back-up withholding tax on dividends under the Plan, or you are a foreign stockholder whose dividends are subject to United States income tax withholding, the amount of the tax to be withheld is deducted from the amount of the dividends and only the reduced amount is reinvested in Common Stock and used to pay fees. At year end, the Plan Administrator provides you with summary information for tax purposes.

More Information

         Please refer to the attached copy of the Plan for more information related to enrollment, participation and other matters regarding the Plan. Questions related to your Plan account or enrollment may be directed to the Plan Administrator at the address noted below.

Voting of Shares

         You will be given the opportunity to direct the Plan Administrator regarding the voting of any shares credited to your Plan account on the record date for a vote.

It’s Easy to Enroll

         Holders of Common Stock may enroll in the Plan by signing and mailing the enclosed Enrollment Application in the envelope provided directly to:

American Stock Transfer & Trust Company P.O. Box 922, Wall Street Station New York, New York 10269-0560 Attention: Dividend Reinvestment Department

        All communications concerning financial transactions involving the Plan should also be sent to the above address.

More Information

        All of the features, terms and conditions of the Plan are detailed in this prospectus, which you should read carefully. If you have additional questions regarding the Plan, please contact the Plan Administrator:

American Stock Transfer & Trust Company 59 Maiden Lane New York, New York 10038

        Investors may also contact American Stock Transfer & Trust by visiting their website at www.amstock.com or using their Interactive Voice Response (IVR) system by calling the phone number dedicated to Pavilion which is 1-888-777-0322. You may also contact our Chief Financial Officer, Loren V. Happel, at (517) 265-5144.

PAVILION BANCORP, INC.

        Pavilion Bancorp, Inc. (the “Company”), a bank holding company, which was incorporated in Michigan in 1993, has two wholly-owned bank subsidiaries, Bank of Lenawee and Bank of Washtenaw (the “Banks”). On April 15, 1993, the Company acquired all of the stock of the Bank of Lenawee, a Michigan banking corporation chartered in 1869. On January 1, 2001 the Bank of Lenawee made the real estate origination component of its business a separate entity named Pavilion Mortgage Company. On January 8, 2001, the Company opened a new bank, the Bank of Washtenaw. The new bank is operating the former Saline Michigan branch of the Bank of Lenawee and has opened a new branch and administrative offices in Ann Arbor, Michigan. On April 22, 2002, the Company changed its name from Lenawee Bancorp, Inc. to Pavilion Bancorp, Inc.

        Our principal and executive offices are located at 135 East Maumee Street, Adrian, Michigan 49221. Our telephone number is (517) 265-5144 and our website address is www.pavilionbancorp.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “intend,” “expect,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to differ from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the risks identified in our periodic reports filed from time to time with the SEC and the following:

•	the results of our efforts to implement our retail strategy;

•	our ability to attract and retain executive management;

•	adverse changes in our loan portfolio and the resulting credit risk-related losses and expenses;

•	interest rate fluctuations and other economic conditions;

•	continued levels of our loan quality and origination volume;

•	our ability to attract core deposits;

•	continued relationships with major customers;

•	competition in product offerings and product pricing;

•	adverse changes in the economy that could increase credit-related losses and expenses;

•	adverse changes in the market price of our Common Stock; and

•	compliance with laws and regulatory requirements.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as may be required by law, we do not intend to update any of the forward-looking statements for any reason after the date of this prospectus to conform such statements to actual results or if new information becomes available.

THE PLAN

        The Board of Directors of Pavilion Bancorp, Inc. (the “Company”) has adopted the Pavilion Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) in accordance with which shares of the Company’s common stock (“Common Stock”) are available for purchase by the stockholders of the Company by means of reinvestment of cash dividends paid on the Common Stock and by voluntary contribution of additional cash payments. Purchases of Common Stock under the Plan will be made either directly from the Company or in the open market. The Plan will remain in effect until amended, altered or terminated by the Company. Stockholders who do not participate in the Plan will continue to receive cash dividends, as declared, in the usual manner. The Plan is set forth below as a series of questions and answers.

PURPOSE AND ADVANTAGES

1.     What is the purpose of the Plan
        The purpose of the Plan is to provide participants with a simple and convenient procedure for purchasing additional shares of Common Stock by using the cash dividends paid on Common Stock currently held by a participant and any additional voluntary cash contributions made by a participant. The Plan allows participants to have cash dividends paid on their Common Stock, less brokerage commissions and transfer taxes, if any, automatically reinvested in Common Stock.

2.     What are the advantages of the Plan?
        Participants may increase their holdings of Common Stock with the convenient reinvestment of cash dividends received on previously owned Common Stock and by payment of additional voluntary cash contributions. Regular statements of account provide each participant with a record of each transaction. Participation in the Plan is entirely voluntary. You may join or terminate your participation up to two days prior to a particular dividend payment date by giving timely written notice to the Plan Administrator. If your request to join is received after that date or after the record date, you will be permitted to join at the next dividend payment date. If your request to terminate is received after that date or after the record date but prior to posting newly purchased shares, the newly purchased shares will be added to your account and future dividends will be paid out in cash.

PLAN ADMINISTRATOR

3.     Who administers the Plan for participants?
        American Stock Transfer & Trust Company, New York, New York, the Company’s stock transfer agent, (the “Plan Administrator”) administers the Plan for participants by directing the purchase of Common Stock, maintaining records, sending statements of account to participants and performing other duties relating to the Plan. Shares of Common Stock purchased under the Plan are registered in the name of the Plan Administrator’s nominee and are credited to the accounts of the participants in the Plan. The Plan Administrator acts in the capacity as agent for participants in the Plan. The Company may replace the Plan Administrator at any time within its sole discretion.

PARTICIPATION

4.     Who is eligible to participate?
        Generally, holders of record of a minimum of fifty (50) shares of Common Stock are eligible to participate in the Plan. Beneficial owners of shares of Common Stock whose shares are registered in names other than their own (for instance, in the name of a broker or nominee) may become stockholders of record by requesting their broker or nominee to transfer such shares into their own names. The right to participate in the Plan is not transferable to another person apart from a transfer of a Participant’s shares of Common Stock. Stockholders who reside in jurisdictions in which it is unlawful for a stockholder to participate in the Plan are not eligible to participate in the Plan. The Company may refuse to offer the Plan to those stockholders who are residents of a state that may require registration, qualification or exemption of the Common Stock to be issued under the Plan, or require registration or qualification of the Company or any of its officers or employees as a broker-dealer, a salesman or an agent, where the Company determines, in its sole discretion, that the number of stockholders or the number of shares held does not justify the expense that the Company may incur in the state. Consequently, these securities are not offered to persons resident in the states of California or New York.

5.     How does an eligible stockholder participate?
        To participate in the Plan, a stockholder of record must simply complete an Enrollment Application and return it to the Plan Administrator. An Enrollment Application is enclosed. Additional copies of the Enrollment Application will be provided from time to time to the holders of the Common stock, and may be obtained at any time by written request to American Stock Transfer & Trust Company, P.O. Box 922, Wall Street Station, New York, New York 10269-0560, Attn:  Dividend Reinvestment Department or by visiting the American Stock Transfer & Trust website at www.amstock.com.

6.     When may an eligible stockholder join the Plan?
        An eligible stockholder of record owning a minimum of fifty (50) shares of Common Stock may enroll in the Plan at any time. If the Enrollment Application is received by the Plan Administrator by the record date for a dividend payment, and the participant elects to reinvest the dividends in shares of Common Stock, reinvestment of dividends will begin with that dividend payment. Please note that the Plan does not represent any change in the Company’s dividend policy or a guarantee of the payment of any future dividends.

7.     What does the Enrollment Application provide?
        The Enrollment Application directs the Company to pay to the Plan Administrator for the account of the participating stockholders of record all cash dividends on the Common Stock registered in the name of each participant as reflected in the records of the Company’s stock transfer agent, as well as dividends paid on the Common Stock credited to the participant’s account under the Plan. It also appoints the Plan Administrator (or such other plan administrator as the Company may from time to time designate) as agent for the participant and directs such agent to apply cash dividends towards the purchase of additional shares of Common Stock in accordance with the terms and conditions of the Plan. The Enrollment Application also authorizes the investment of additional cash contributions, if a participant elects to make any, for the purchase of Common Stock as of the next “Investment Date” (defined in Question 11).

8.     Is there a minimum level of dividend reinvestment under the Plan?
        No, provided that the participant is the record owner of not less than fifty (50) shares of Common Stock as of the dividend record date, and the dividends associated with such Common Stock are used for reinvestment under the Plan.

9.     May a stockholder/participant have dividends reinvested under the Plan with respect to less than all the Common Stock registered in that stockholder/participant’s name?
        Reinvestment of dividends is required for all dividends paid on all Common Stock registered in the stockholder/participant’s name.

OPTIONAL CASH PAYMENTS

10.   May a participant elect to make additional cash payments under the Plan?
        Yes. In addition to the reinvestment of dividends paid on Common Stock, participants may make optional cash contributions of between $25 and $2,500 per calendar quarter for the purchase of additional shares of Common Stock. The Company will not approve investment of optional cash contributions in excess of the stated limit. Participants wishing to make optional cash contributions may forward such funds to the Plan Administrator no earlier than 30 days prior to the next dividend payment date and no later than 5 days preceding such dividend payment date. No interest will be paid on these funds. Funds submitted prior to 30 days before the next dividend payment date will be returned. OPTIONAL CASH CONTRIBUTIONS DO NOT CONSTITUTE DEPOSITS OR SAVINGS ACCOUNTS ISSUED BY A BANK OR SAVINGS INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

        Upon written request addressed to the Plan Administrator received at least 5 business days prior to the next dividend payment date, any optional cash contributions received which have not yet been invested in Common Stock will be reimbursed to the participant.

        In addition to forwarding funds to the Plan Administrator, you are allowed to make automatic monthly contributions for a constant dollar value (not to be less than $8.33 or more then $833.33, for an aggregate contribution of between $25 and $2,500 per quarter) by instructing the Plan Administrator to electronically debit and transfer funds from your bank. All funds received via electronic debit and transfer will be held until the next Investment Date, as defined in Question 11 below. Brokerage commission is $0.10 per share purchased for your Plan account. Administrative costs of the Plan are paid by Pavilion.

        In order to get started with automatic debits and purchases of shares of Common Stock, you may authorize the Plan Administrator, on the Enrollment Application, to make monthly automatic withdrawals from your bank account by electronic funds transfer. Funds will be withdrawn from your bank account on the 25th day of each month (or the next following day if the 25th is not a business day). All share purchases will apply the total funds toward shares, as both full shares and fractional shares, to three decimal places will be credited to your Plan account. To terminate monthly automatic withdrawal, you must send the Plan Administrator written, signed instructions at:

American Stock Transfer & Trust Company P.O. Box 922, Wall Street Station New York, New York 10269-0560 Attention: Dividend Reinvestment Department

STOCK PURCHASES UNDER THE PLAN

11.   When will the Plan purchase Common Stock?
         Stock purchases under the Plan will be made from the Company or in the open market on each “Investment Date,” which will be the dividend payment date or over a period of days as soon as practicable thereafter. Purchases of Common Stock will be made at the direction of the Plan Administrator or its selected broker/dealer. Such purchases will be made in accordance with applicable federal securities laws and regulations. No interest will be paid by the Plan Administrator on dividend payments or optional cash contributions pending their investment in Common Stock.

12.    How many shares of Common Stock will be purchased for participants?
         The number of shares of Common Stock that will be purchased for each participant on any Investment Date will depend on the amount of the participant’s cash dividend for reinvestment, any additional cash contributions received, and the purchase price of the shares of Common Stock. Each participant’s account will be credited with that number of shares (including fractional shares computed to three decimal places) equal to the total amount to be invested, divided by the applicable purchase price (computed to three decimal places).

13.    What will be the price of shares of Common Stock purchased under the Plan?
         In making purchases of Common Stock for a participant’s account associated with each Investment Date, the Plan Administrator will commingle the participant’s funds with those of other participants under the Plan. The price of shares of Common Stock purchased for participants under the Plan with reinvested dividends on their Common Stock for each Investment Date will be equal to the “Market Price” defined below. The Plan Administrator will have no responsibility with respect to the market value of the Common Stock acquired under the Plan for participant’s accounts.

         If we direct the Plan Administrator to purchase shares of Common Stock directly from us, the “Market Price” of such shares will be the average of the closing bid prices of the shares of Common Stock as reported by the OTC Bulletin Board for the thirty trading days immediately preceding the Investment Date, or, if no trading occurs in the shares of Common Stock on one or more of such trading days, for the 30 trading days immediately preceding the applicable Investment Date during which the shares of Common Stock were traded on the OTC Bulletin Board. If we direct the Plan Administrator to purchase shares of Common Stock in open market transactions, the “Market Price” will be the weighted average of the actual price paid for shares of Common Stock purchased by the Plan Administrator.

14.    How are dividends on Common Stock purchased through the Plan applied?
         The purpose of the Plan is to provide the participant with a convenient method of purchasing Common stock and to have the dividends on the Common Stock reinvested. Accordingly, dividends paid on Common Stock held in the Plan will be automatically reinvested in additional shares of Common Stock unless and until the participant elects in writing to terminate participation in the Plan.

COSTS TO PARTICIPANTS

15.    Are there any expenses to participants in connection with purchases under the Plan?
         Yes, certain limited expenses. Participants pay their proportionate share of any brokerage fees on each transaction, currently set at $0.10 per share purchased. All costs of administration of the Plan are paid by the Company. However, if a participant requests the Plan Administrator to sell shares credited to the participant’s account when the participant withdraws from the Plan (rather than distribute a stock certificate for the shares), any applicable brokerage commission associated with the sale of the shares, currently set at $0.10 per share purchased, and any required transfer tax will be deducted from the sale proceeds. There is in all cases a $15 fee to terminate participation under the Plan. (See Question 19.)

REPORTS TO PARTICIPANTS

16.    How will participants be advised of their purchases of stock?
         As soon as practicable after each stock purchase, each participant will receive a statement of account from the Plan Administrator. These statements are the participant’s continuing record of the purchase price of the Common Stock acquired and the number of shares acquired, and should be retained by each participant for tax purposes. Participants will also receive, from time to time, communications sent to all record holders of the Common Stock.

DIVIDENDS

17.    Will participants be credited with dividends on Common Stock held in their account under the Plan?
         Yes. The participant’s account will be credited with dividends paid on full shares of Common Stock and fractional shares of Common stock credited to the participant’s account. The Plan Administrator will automatically reinvest the cash dividends received for the purchase of additional shares of Common Stock.

STOCK CERTIFICATES

18.    Will stock certificates be issued for shares of Common Stock purchased?
         The Plan Administrator will hold all stock certificates representing the Common Stock purchased under the Plan in the name of its nominee. Normally, certificates for Common Stock purchased under the Plan will not be issued to participants. The number of shares of Common Stock credited to an account under the Plan will be shown on the participant’s statement of account.

         A Participant may receive stock certificates for full shares of Common Stock accumulated in his or her account under the Plan by sending a request to the Plan Administrator. Participants may request periodic issuance of stock certificates for all full shares of Common stock in their account. When stock certificates are issued to the participant, future dividends on such shares of Common Stock will be reinvested in additional shares of Common Stock. Any undistributed shares of Common Stock will continue to be reflected in the participant’s account and future dividends on such shares will also be reinvested in additional shares of Common Stock. No stock certificates representing fractional shares will be issued.

         A participant’s rights under the Plan and Common Stock credited to the account of the participant under the Plan may not be pledged. A participant who wishes to pledge such Common Stock must request that stock certificates for such Common Stock be issued in his or her name.

         Accounts under the Plan are maintained in the names in which the stock certificates of participants were registered at the time they entered the Plan. Additional stock certificates for whole shares of Common Stock will be similarly registered when issued.

WITHDRAWAL FROM THE PLAN

19.   How does a participant withdraw from the Plan
         A participant may withdraw from the Plan at any time by sending a written withdrawal notice to the Plan Administrator and including payment of a $15 termination fee. (See Question 5 for the full name and address of the Plan Administrator.) When a participant withdraws from the Plan, or upon termination of the Plan by the Company, stock certificates for whole shares of Common Stock credited to the participant’s account under the Plan will be issued and a cash payment will be made in lieu of any fraction of a share of Common Stock (see Question 20).

          Upon withdrawal from the Plan, the participant may also request that all of the Common Stock credited to his or her account be sold by the Plan Administrator. If such sale is requested, the Plan Administrator will place a sale order, as promptly as possible after the processing of the request for withdrawal, for the account of the participant through an agent designated by the Plan Administrator at the prevailing market price at the time of such sale. The participant will receive from the Plan Administrator a check for the proceeds of the sale less any service fees, any applicable brokerage commission, currently set at $0.10 per share sold, and any transfer tax.

19.    What happens to a fraction of a share of Common Stock when a participant withdraws from the Plan
          When a participant withdraws from the Plan, a cash adjustment representing the value of any fraction of a share of Common Stock then credited to the participant’s account will be mailed directly to the participant. The cash adjustment will be based on the closing price of the Common Stock on the effective date of the withdrawal. In no case will stock certificates representing a fractional share of Common Stock be issued.

OTHER INFORMATION

21.    What happens when a participant’s record ownership of Common Stock is less than fifty (50) shares as of a dividend record date?
         If a participant disposes of Common Stock registered in his or her name (including shares credited to his or her account under the Plan) so that the total number of shares of Common Stock held in the name of the participant is less than fifty (50) shares of Common stock, the Plan Administrator will discontinue the reinvestment of cash dividends on the Common Stock credited to the participant’s account under the Plan and the investment of additional cash contributions until such participant’s record ownership of Common Stock increases to at least fifty (50) shares in the aggregate. All applicable dividends will be paid in the form of cash until such participant’s stock ownership increases to at least fifty (50) shares. If, following a disposition of stock, a participant owns of record a total of less than fifty (50) shares of Common Stock, then at the Company’s election, a cash payment will be made for any fractional shares, any uninvested cash balance in the account will be paid to the participant, and the account will be terminated.

22.    What happens if the Company issues a stock dividend, declares a stock split or makes a rights offering?
          Any shares of Common Stock representing stock dividends or stock splits distributed by the Company on Common Stock credited to the account of a participant under the Plan will be added to the participant’s account. Common Stock representing stock dividends or split shares distributed on any Common Stock registered in the name of a participant will be mailed directly to the participant in the same manner as to stockholders who are not participating in the Plan.

          In the event the Company makes a rights offering of any of its securities to holders of Common Stock, participants in the Plan will be notified by the Company in advance of the commencement of the offering. A participant should instruct the Plan Administrator to transfer full shares of Common Stock held by the Plan into the name of the participant prior to the record date for the offering if the participant wishes to exercise such rights. If no such instructions are received by the Plan Administrator prior to the record date for the rights offering, then the rights will terminate with respect to both the participant and the Plan Administrator.

         Transaction processing may either be curtailed or suspended until the completion of any stock dividend, stock split, rights offering or similar corporate action.

23.    How will a participant’s shares of Common Stock held under the Plan be voted
         The Plan Administrator will forward any proxy solicitation materials relating to the Common Stock held by the Plan to participants. Participants will receive a proxy card that covers both shares held directly by the participant and shares (including fractional shares) held within the Plan. The Plan Administrator will vote shares held in the participant’s account in accordance with directions given by the participant. Where no instructions are received from a participant with respect to a participant’s Common Stock held under the Plan, or otherwise, the shares will not be voted unless the participant votes them in person.

24.    What are the federal income tax consequences of participation in the Plan
         If shares are acquired for a participant’s Plan account as a result of reinvestment of cash dividends, the participant will be treated as having received a taxable dividend equal to the full amount of money which could have been received directly as a cash dividend. The Plan Administrator will furnish participants with annual information as to the amount of these taxable distributions.

         Upon termination, a participant will not realize any taxable income when receiving certificates for whole shares from the participant’s Plan account. If a participant receives a cash payment for a fractional share or for shares sold from the participant’s Plan account, the participant will recognize a gain or loss equal to the difference between the amount received for the fractional shares or whole shares sold and the tax basis of those shares.

         A participant’s federal income tax basis for shares purchased through the Plan (including fractional shares) will be equal to the amount of the reinvested dividends and the amount of any optional cash payments. The holding period for shares purchased through the Plan will begin on the day following the date on which those shares are credited to a participant’s Plan account.

         The above discussion is general in nature and addresses only certain federal income tax considerations. Participants should consult with their individual tax advisers concerning the federal, state, and local tax consequences of their participation in the Plan.

         A participant who is or becomes subject to backup withholding on dividends should consult with the participant’s tax adviser as to the effect of such withholding. Any amount invested on the participant’s behalf under these circumstances will be reduced by the amount that must be withheld.

25.    What are the responsibilities of the Company under the Plan?
         The Company and the Plan Administrator in administering the Plan will not be liable for any act done in good faith or for the good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon such participant’s death or judicially declared incompetency or with respect to the prices at which shares of Common stock are purchased for the participant’s account, and the times when such purchases are made, with respect to any loss or fluctuation in the market value after purchase of shares, or with respect to any sales of Common Stock made under the Plan on behalf of the participant.

         The Company shall interpret the Plan; all such interpretations and determinations made by the Company shall be conclusive. The terms and conditions of the Plan, the Enrollment Application, the Plan’s operation, and a participant’s account will be governed by the laws of the State of Michigan and the Rules and Regulations of the Securities and Exchange Commission. The terms of the Plan and the Enrollment Application cannot be changed by oral agreement.

26.    Who bears the risk of market price fluctuations in the Common Stock?
         The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all of the participant’s Common Stock held in the Plan, or otherwise. A participant’s investment in Common Stock acquired under the Plan is no different from direct investment in the Common Stock. Neither the Company nor the Plan Administrator makes any representations with respect to the future value of the Common Stock purchased under the Plan. The participant should recognize that the Company, the Plan Administrator and related parties cannot assure the participant of realizing any profits or protect the participant against a loss related to investment in the Common Stock. SHARES OF COMMON STOCK PURCHASED IN ACCORDANCE WITH THE PLAN DO NOT CONSTITUTE DEPOSITS OR SAVINGS ACCOUNTS ISSUED BY A BANK OR SAVINGS INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

27.   May the Plan be changed or discontinued?
         The plan may be amended, suspended, modified, or terminated at any time by the Board of Directors of the Company without the approval of the participants. Notice of any such suspension or termination or material amendment or modification will be sent to all participants, who shall at all times have the right to withdraw from the Plan.

         The Company or the Plan Administrator may terminate a stockholder/participant’s individual participation in the Plan at any time by written notice to the stockholder/participant. In such event, the Plan Administrator will request instructions from the stockholder/participant for disposition of the Common Stock in the stockholder/participant’s account. If the Plan Administrator does not receive instructions from the participant, it will send the participant a stock certificate for the number of full shares of Common Stock held for the participant under the Plan and a check for the value of any fractional share of Common Stock in the participant’s account.

USE OF PROCEEDS

         We know neither the number of shares of Common Stock that will ultimately be purchased under the Plan nor the prices at which such shares will be purchased. To the extent that shares of Common Stock are purchased directly from us, we will receive proceeds and we intend to add the proceeds from such purchases to our general funds for general corporate purposes.

LEGAL MATTERS

         The validity of the shares of our Common Stock offered by this prospectus will be passed upon for us by Varnum, Riddering, Schmidt & Howlett LLP, Grand Rapids, Michigan.

EXPERTS

         The consolidated financial statements of the Company and its subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the report of Crowe, Chizek and Company LLC, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a website at “www.sec.gov” that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC, including Pavilion Bancorp, Inc. You may also find copies of reports, proxy and information statements we file electronically with the SEC via a link to “Investor Relations” from our website at “www.pavilionbancorp.com.”

         We have filed a Registration Statement on Form S-3 to register the Common Stock to be sold by us pursuant to our Dividend Reinvestment and Stock Purchase Plan. This prospectus is a part of that Registration Statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the Registration Statement or the exhibits to that Registration Statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        SEC regulations allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus. Information incorporated by reference from earlier documents is superseded by information set forth herein and information that has been incorporated by reference from more recent documents.

        The following documents filed by the Company with the SEC are incorporated in this prospectus by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

•	The information required by Part III, Items 10 through 13, of Form 10-K, which is incorporated by reference to our definitive proxy statement for our 2003 annual meeting of stockholders;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003;

•	Our Registration Statement on Form 10 filed on May 1, 2000 describing the terms, rights and provisions applicable to the common stock, including any amendments or reports filed for the purpose of updating such description; and

•	In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the Plan shall be deemed incorporated by reference herein from their respective dates of filing.

        You can obtain any of the documents incorporated by reference from the SEC or the SEC’s Internet web site as described above. Documents incorporated by reference also are available from us without charge, including any exhibits specifically incorporated by reference therein. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the Company at the following address:

Mr. Loren V. Happel Chief Financial Officer Pavilion Bancorp, Inc. 135 East Maumee Street, Adrian, Michigan 49221 Telephone: (517) 265-5144

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. This prospectus is dated February 18, 2004. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

PAVILION BANCORP, INC.

50,000 SHARES OF COMMON STOCK

PROSPECTUS

February 18, 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution.

        The estimated expenses payable by the registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

SEC Registration Fee	$ 325
Legal Fees	7,500
Printing	4,000
Accounting Fees and Expenses	2,500
Transfer Agent and Registrar Fees	1,500
Miscellaneous	500

Total	$ 16,325

Item 15.      Indemnification of Directors and Officers.

        The Company’s Articles and Bylaws require the Company to indemnify its directors and executive officers to the fullest extent permitted by law in connection with any actual or threatened proceedings in which such persons are a witness or which is brought against them in their capacity as a director, officer, employee, agent, or fiduciary of the Company or any entity which such persons serve at the request of the Company.

        The MBCA provides a detailed statutory framework addressing the indemnification of directors, officers, employees and agents against liabilities and expenses from legal proceedings brought against them by reason of their status or service in their respective corporate capacities. The MBCA distinguishes between indemnification in actions threatened or made by third parties and actions threatened or made by or in the right of a corporation. A corporation is permitted to grant indemnification for actual and reasonable expenses (including attorneys’ fees), judgments, fines and settlement amounts as a result of actions, suits or proceedings threatened or made by third parties. With respect to actions brought by or in the right of the corporation, a corporation may only provide indemnification for actual and reasonable expenses (including attorneys’ fees) and settlement amounts. Also, under the MBCA, indemnification may be mandatory or discretionary. Indemnification of expenses in mandatory to the extent that a person has been successful in defending any action. In situations where indemnification is not mandatory, a corporation is permitted to indemnify its personnel upon a determination that such person or persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, in a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. This determination my be made by a majority of a quorum of disinterested directors, a committee of disinterested directors, independent legal counsel, all independent directors not a party to the action, or the shareholders. In the event an individual is found liable to the corporation as a result of a claim brought by or in the right of the corporation, the determination must be by the court where the action is litigated or another court of competent jurisdiction. The MBCA also authorizes the advancement of litigation expenses upon the receipt of an undertaking by the individual to repay such expenses if it is ultimately determined that the individual is not entitled to indemnification.

        The Company’s Articles also limit the personal liability of directors for monetary damages with respect to claims by the Company or its shareholders resulting from certain negligent acts or omissions. Under Michigan law, directors owe certain fiduciary duties to the corporation which they serve and its shareholders, including the duty of care (which requires a director to make informed and well-reasoned business decisions) and the duty of loyalty (which requires a director to act in good faith and in the best interests of the corporation and its shareholders). The Company’s Articles provide the Company’s directors with protection against personal monetary liability for breaches of their duty of care, including negligence or gross negligence, in the performance of their duties as directors. However, directors of the Company remain liable for (a) the amount of a financial benefit received to which the director was not entitled; (b) intentional infliction of harm on the Company or its shareholders; or (c) intentional criminal acts. Also, the Articles doe not absolve directors of liability under Section 551(1) of the MBCA, which proscribes the unlawful declaration of dividends, or other distributions of assets to shareholders, the unlawful purchase of shares of the Company’s securities and the making of an unlawful loan to an officer, director or employee of the Company. If the MBCA is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors of the Company will be eliminated or limited to the fullest extent permitted by the MBCA, as so amended, without further action or approval by he shareholders, unless shareholder approval is required by the amending legislation. While the Articles provide directors with protection from awards of monetary damages for breaches of their duty of care, it does not eliminate a director’s duty of care. The Articles have no effect on the availability of equitable remedies such as an action to enjoin or rescind a transaction involving a breach of duty; however, in some circumstances as a practical matter, equitable remedies may be of limited utility. In addition, the Articles apply only to claims against a director arising out of his or her role as a director; it does not apply to his or her acts or omissions in any other capacity, such as an officer, or to his or her responsibilities under other laws, such as federal securities laws. Also, the Restated do not apply to actions by third parties with no relationship to the Company.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 16.      Exhibits

5.1	Opinion of Varnum, Riddering, Schmidt & Howlett LLP
23.1	Consent of Crowe, Chizek and Company LLC
23.2	Consent of Varnum, Riddering, Schmidt & Howlett LLP (included in Exhibit 5.1)
24	Power of Attorney (included on signature page to this Registration Statement)
99.1	Form of Letter to Stockholders

Item 17.      Undertakings

        The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however , that clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the State of Michigan on February 10, 2004.

PAVILION BANCORP, INC.
By: Douglas L. Kapnick
/s/ Douglas L. Kapnick

Douglas L. Kapnick
Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Douglas L. Kapnick and Loren V. Happel, and each or any of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby rectifying and confirming all that said attorneys-in-fact and agents, or any of the, or their, his/her substitutes or substitute. may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on February 10, 2004.

/s/ Douglas L. Kapnick

Douglas L. Kapnick, Director,
Chairman and Chief Executive Officer

/s/ Loren V. Happel

Loren V. Happel, Chief Financial Officer,
Principal Financial Officer and Principal Accounting Officer

/s/ Allan F. Brittain

Allan F. Brittain, Director

/s/ Fred R. Duncan

Fred R. Duncan, Director

/s/ Edward J. Engle, Jr.

Edward J. Engle, Jr., Director

/s/ William R. Gentner

William R. Gentner, Director

/s/ Emory M. Schmidt

Emory M. Schmidt, Director

/s/ J. David Stutzman

J. David Stutzman, Director

Exhibit Index

5.1	Opinion of Varnum, Riddering, Schmidt & Howlett LLP
23.1	Consent of Crowe, Chizek and Company LLC
23.2	Consent of Varnum, Riddering, Schmidt & Howlett LLP (included in Exhibit 5.1)
24	Power of Attorney (included on signature page to this Registration Statement)
99.1	Form of Letter to Stockholders

Exhibit 5.1

[Varnum, Riddering, Schmidt & Howlett LLP Letterhead]

February 10, 2004

Pavilion Bancorp, Inc.
135 East Maumee Street
Adrian, Michigan 49221

              Re:       Registration Statement on Form S-3

Ladies and Gentlemen:

              We have acted as counsel for Pavilion Bancorp, Inc., a Michigan corporation (the “Company”), in connection with the preparation of a registration statement (the “Registration Statement” of the Company on Form S-3 under the Securities Act of 1933, as amended (the “Act”) and the filing of the Registration Statement with the United States Securities and Exchange Commission (the “Commission”). The Registration Statement relates to 50,000 shares, no par value, of the Company’s Common Stock (the “Shares”) to be issued from time to time pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”).

              We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Company’s Restated Certificate of Incorporation, as amended, (iii) the Company’s By-Laws, (iv) certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares pursuant to the Plan, and (v) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

              In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

              The law covered by this opinion letter is limited to the laws of the State of Michigan and the Federal laws of the United States of America.

              Based upon and subject to the foregoing, we are of the opinion, that the Shares have been duly authorized and, when issued in the manner described in the Plan, will be legally issued and will be fully paid and nonassessable by the Company.

              We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus filed as part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

              As counsel to the Company, we have furnished this opinion letter to you in connection with the filing of the Registration Statement. This opinion letter may also be relied upon by any stockholder of the Company purchasing Shares pursuant to the Plan. Except as otherwise set forth herein, this opinion letter may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

Very truly yours

/s/ Varnum, Riddering, Schmidt & Howlett LLP
VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP

Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

        We consent to the use of our report dated February 4, 2003, with respect to the consolidated statements of condition of Pavilion Bancorp, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2002, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ Crowe, Chizek and Company LLC
Grand Rapids, Michigan
February 5, 2004	Crowe, Chizek and Company LLC

[Form of Letter to Stockholders]

Exhibit 99.1

Dear Stockholder:

I am pleased to send you this information about our Dividend Reinvestment and Stock Purchase Plan. This plan provides a convenient way for you to increase your ownership in Pavilion Bancorp, Inc. if you are eligible and own at least 50 shares of our stock in your own name. Through this plan, you may purchase additional Pavilion common stock with dividend payments from the Company and with supplemental voluntary cash contributions.

The Company pays all administrative costs of the plan. However, you will incur your proportionate share of brokerage fees on each transaction, currently set at $0.10 per share, and a $15 fee is charged for withdrawal from the plan.

Your participation is, of course, entirely voluntary, and you may withdraw at any time as outlined in the Plan.

Please review this prospectus to see if the Dividend Reinvestment and Stock Purchase Plan would be useful for your investment objectives. You may enroll by having all registered owners sign the Enrollment Application and mail it in the enclosed prepaid envelope to Pavilion’s transfer agent, American Stock Transfer & Trust Company, which is the Plan Administrator.

Sincerely,

Douglas L. Kapnick

Chairman of the Board and Chief Executive Officer